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                                                                     Exhibit 5.1


                                February 4, 1998


Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower - 12th Floor
McLean, VA 22102

                         GLOBAL TELESYSTEMS GROUP, INC.

Ladies and Gentlemen:


     We have acted as counsel to Global TeleSystems Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1
(Registration No. 333-      ), (the "Abbreviated Registration Statement"), which
relates to the Registration Statement on Form S-1 (File No. 333-36555) (the "Registration Statement") which was declared effective earlier today by the Commission, relating to the proposed public offering of 1,100,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock") and an additional 165,000 shares of Common Stock (together, the "Securities") which are subject to an over-allotment option granted to the several underwriters (the "Underwriters").



     In this capacity, we have examined the Registration Statement, the forms of the Purchase Agreements and originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates and statements of public officials, officers of the Company and others and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.


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     Our opinions expressed below are limited to the law of the State of New
York, the General Corporation Law of the State of Delaware and the Federal law of the United States, and we do not express any opinion herein concerning any other law.

     Based on the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that when the issuance of the Securities has been duly authorized by the Company and the Securities are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement.


                                    Very truly yours,


                                    Shearman & Sterling